Exhibit 10.1

Form Option Award to Employees

PRIDE INTERNATIONAL, INC.
1998 LONG-TERM INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

     This option agreement (“Option Agreement” or “Agreement”) executed between PRIDE INTERNATIONAL, INC. (the “Company”), and ___ (the “Optionee”), an employee of the Company, regarding a right (the “Option”) awarded to the Optionee on ___(the “Award Date”) to purchase from the Company up to but not exceeding in the aggregate ___ shares of Common Stock (as defined in the Pride International, Inc. 1998 Long-Term Incentive Plan (the “Plan”)) at $___.___ per share (the “Exercise Price”), such number of shares and such price per share being subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

     1. Relationship to Plan and Employment Agreement.

     This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Company’s Compensation Committee (“Committee”) and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. In addition, the parties agree that notwithstanding any provision herein to the contrary, this Agreement shall be deemed modified by the provisions of any employment agreement between the Optionee and the Company, and vesting of this Award shall occur in the event stock options and other awards specifically vest under such employment agreement. For purposes of this Option Agreement:

     (a) “Disability” means illness or other incapacity which prevents the Optionee from continuing to perform the duties of his job for a period of more than three months.

     (b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (c) “Option Shares” means the shares of Common Stock covered by this Option Agreement.

     (d) “Retirement” means the Optionee’s termination of employment on or after attainment of age 65, or, if applicable to the Optionee, any earlier age specified as the Optionee’s Normal Retirement Age under the Pride International, Inc. Supplemental Executive Retirement Plan.

2. Exercise Schedule.

     (a) This Option may be exercised in installments in accordance with the following schedule:

Percentage of Option Shares
Date Vested	Available for Purchase
____________	20%
____________	20%
____________	20%
____________	20%
____________	20%
____________________________
100%

     The Optionee must be in continuous employment with the Company or any of its Subsidiaries from the Award Date through the date of exercisability in order for the Option to become exercisable with respect to additional shares of Common Stock on such date.

     (b) This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, provided that the Optionee has been in continuous employment with the Company or any of its Subsidiaries since the Award Date, upon the occurrence of a Change in Control.

     (c) To the extent the Option becomes exercisable, such Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Option pursuant to the terms of this Agreement or the Plan.

     3. Termination of Option

     The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee at the earliest time specified below:

     (a) the tenth anniversary of the Award Date;

     (b) if Optionee’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary for serious misconduct (as determined by the Committee) at any time after the Award Date, then the Option shall terminate immediately upon such termination of Optionee’s employment; or

     (c) if Optionee’s employment with the Company and its Subsidiaries is terminated for any reason other than death, Retirement, Disability or serious misconduct, then the Option shall terminate on the first business day following the expiration of the 60-day period which began on the date of termination of Optionee’s employment; or

     (d) if Optionee’s employment with the Company and its Subsidiaries is terminated due to (i) death at any time after the Award Date and while in the employ of the Company or its Subsidiaries or within 60 days after termination of such employment,

(ii) Retirement, or (iii) Disability at any time after the Award Date, then the Option shall terminate on the first business day following the expiration of the one-year period which began on the date of Optionee’s death, Retirement or Disability, as applicable.

     In any event in which the Option remains exercisable for a period of time following the date of termination of Optionee’s employment, the Option may be exercised during such period of time only to the extent it was exercisable as provided in Section 2 on such date of termination of Optionee’s employment. The portion of the Option not exercisable upon termination shall terminate and be of no force and effect upon the date of the Optionee’s termination of employment.

     4. Exercise of Option

     Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in Section 5. Such written notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised, (b) be accompanied by cash or shares of Common Stock (not subject to limitations on transfer) or a combination of cash and Common Stock payable to Pride International, Inc. in the full amount of the purchase price for any shares of Common Stock being acquired and (c) be accompanied by cash or Common Stock in the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Participant resulting from such exercise (or instructions to satisfy such withholding obligation by withholding Option Shares in accordance with Section 8); provided, however, that any shares of Common Stock delivered in payment of the option price that are or were the subject of an award under the Plan must be shares that the Optionee has owned for a period of at least six months prior to the date of exercise. For the purpose of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise.

     Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the option granted pursuant hereto, and the Company will not be obligated to issue any option shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. The Optionee agrees that, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended (the “Act”), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

     If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

     5. Notices

     Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

     (a) by registered or certified United States mail, postage prepaid, to Pride International, Inc., Attn: Corporate Secretary, 5847 San Felipe, Suite 3300, Houston, Texas 77057, in which case the date of exercise shall be the date of mailing; or

     (b) by hand delivery or otherwise to Pride International, Inc., Attn: Corporate Secretary, 5847 San Felipe, Suite 3300, Houston, Texas 77057, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

     Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address.

     Any other notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

     6. Assignment of Option

     Subject to the approval of the Committee, in its sole discretion, the Option may be transferred by the Optionee to (i) the children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (“Immediate Family Member Trusts”) or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests (“Immediate Family Member Partnerships”). Subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term Optionee shall be deemed to refer to the transferee.

     After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s executor or the personal representative of the Optionee’s estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the option was exercisable on the date of the Optionee’s death.

     7. Stock Certificates

     Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 7 have been complied with.

     8. Withholding

     No certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of this Option by delivering cash, or, with the Committee’s approval, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee may only request withholding Option Shares having a Fair Market Value equal to the statutory minimum withholding amount. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. If the Optionee is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, any such election shall be subject to such other restrictions as may be established by the Committee in order that satisfaction of withholding tax obligations with shares of Common Stock might be exempt from the operation of Section 16(b) of the Exchange Act in whole or in part.

     9. Shareholder Rights

     The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

     10. Successors and Assigns

     This Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

     11. No Employment Guaranteed

     No provision of this Option Agreement shall confer any right upon the Optionee to continued employment with the Company or any Subsidiary.

     12. Governing Law

     This Option Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

     13. Amendment

     This Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Optionee.

PRIDE INTERNATIONAL, INC.

Date:	By:
Name:
Title:

     The Optionee hereby accepts the foregoing Option Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

OPTIONEE:

Date: